Exhibit 4.1

STUDENT LOAN-BACKED NOTES, SERIES 2005-6

OMNIBUS AMENDMENT NO. 2

dated as of July 25, 2008,

to

ADMINISTRATION AGREEMENT,

dated as of July 27, 2005,

among

SLM FUNDING LLC,

as Depositor,

SLM STUDENT LOAN TRUST 2005-6,

as Issuer,

SALLIE MAE, INC.,

as Servicer and Administrator,

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

formerly known as The Bank of New York Trust Company, N.A.,

as successor in interest to CHASE BANK USA, NATIONAL ASSOCIATION,

as Eligible Lender Trustee,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

and

INDENTURE,

dated as of July 1, 2005,

among

SLM STUDENT LOAN TRUST 2005-6,

as Issuer,

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

formerly known as The Bank of New York Trust Company, N.A.,

as successor in interest to CHASE BANK USA, NATIONAL ASSOCIATION,

as Eligible Lender Trustee,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

THIS OMNIBUS AMENDMENT NO. 2, dated as of July 25, 2008 (this “Amendment”), is to:

(1) the ADMINISTRATION AGREEMENT, dated as of July 27, 2005 (as amended or otherwise modified from time to time, the “Administration Agreement”), among SLM FUNDING LLC, as Depositor (the “Depositor”), SALLIE MAE, INC., as Servicer and Administrator (in such capacities, the “Servicer” and the “Administrator”), SLM STUDENT LOAN TRUST 2005-6, as Issuer (the “Issuer”), THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, formerly known as The Bank of New York Trust Company, N.A., as successor Eligible Lender Trustee to Chase Bank USA, National Association (in such capacity, the “Eligible Lender Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee (in such capacity, the “Indenture Trustee”); and

(2) the INDENTURE, dated as of July 1, 2005 (as supplemented or otherwise modified from time to time, the “Indenture” and, together with the Administration Agreement, the “Agreements”), among the Issuer, the Eligible Lender Trustee and the Indenture Trustee.

W I T N E S S E T H

WHEREAS, the parties to this Amendment desire to amend the Agreements with respect to the establishment of a Trust Account to provide for interest payments to the Class A-5B Noteholders at the annual stated reset rate of interest over the amount that would be payable by the Issuer if such class of Notes bore an annual interest rate equal to Three-Month LIBOR plus 0.75%;

WHEREAS, Section 8.5 of the Administration Agreement permits amendments to the Administration Agreement without the consent of any of the Noteholders for the purpose of adding provisions to or changing in any manner any of the provisions in the Administration Agreement so long as such action, as evidenced by an Opinion of Counsel, does not adversely affect in any material respect the interests of any Noteholder, the Excess Distribution Certificateholder or any Swap Counterparty, the Issuer’s ability to enforce or protect its rights or remedies, or timely and fully perform its obligations under, any Swap Agreement or the Issuer’s obligations under any Swap Agreement or swap transaction under such agreement;

WHEREAS, Section 9.1(b) of the Indenture permits supplemental indentures to the Indenture without the consent of any of the Noteholders for the purpose of adding provisions to or changing in any manner any of the provisions in the Indenture so long as such action, as evidenced by an Opinion of Counsel and authorized by an Issuer Order with prior written notice to any Swap Counterparty and the Rating Agencies, does not adversely affect in any material respect the interests of any Noteholder or any Swap Counterparty; and

WHEREAS, the Opinion of Counsel referred to in each Agreement is being delivered simultaneously herewith.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 2. Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Administration Agreement and the Indenture, as the case may be.

SECTION 3. Amendments to Appendix A-1 to the Indenture (“Appendix A-1”).

(a) Definition of “Amendment Effective Date.” The definition of “Amendment Effective Date” set forth in Appendix A-1 is amended in its entirety to read as follows:

“Amendment No. 1 Effective Date” means September 15, 2006, which is the effective date of Omnibus Amendment No. 1, dated as of September 15, 2006 to the Administration Agreement, the Servicing Agreement and the Indenture.

(b) Definition of “Available Funds.” Clause (i) of the definition of “Available Funds” set forth in Appendix A-1 is amended in its entirety to read as follows:

(i) Investment Earnings for that Distribution Date earned on amounts on deposit in each Trust Account (other than any Accumulation Account, any Euro Account, any Pounds Sterling Account, any Other Currency Account, the Borrower Benefit Account or the Spread Supplement Account);

(c) Definition of “Class A-5B Rate.” The definition of “Class A-5B Rate” set forth in Appendix A-1 is amended in its entirety to read as follows:

“Class A-5B Rate” means, (i) for the initial Accrual Period, the Initial Accrual Rate plus 0.01%, based on an Actual/360 accrual method, (ii) for any Accrual Period (other than the initial Accrual Period) until and including the Initial Reset Date for the Class A-5B Notes, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.01% per annum based on an Actual/360 accrual method, and (iii) for any Accrual Period from but excluding the Initial Reset Date and thereafter, Three-Month LIBOR plus 1.20% per annum based on the Actual/360 accrual method, as was set forth in the notice required to be delivered by the Administrator and/or the Remarketing Agents on the related July 15, 2008 Remarketing Terms Determination Date and the related July 22, 2008 Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

(d) Definition of “Investment Earnings.” The definition of “Investment Earnings” set forth in Appendix A-1 is amended in its entirety to read as follows:

“Investment Earnings” means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts (other than the Borrower Benefit Account and the Spread Supplement Account) to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.3(b) of the Administration Agreement.

(e) Definition of “Trust Account Property.” The definition of “Trust Account Property” set forth in Appendix A-1 is amended in its entirety to read as follows:

“Trust Account Property” means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, the Capitalized Interest Account Initial Deposit, the Supplemental Purchase Account Initial Deposit, the Add-On Consolidation Loan Account Initial Deposit, the Borrower Benefit Account Initial Deposit, the Collection Account Initial Deposit, the Spread Supplement Account Initial Deposit and all earnings on and proceeds of the foregoing.

(f) Appendix A-1: Additional Definitions. The following definitions are added in alphabetical order to Appendix A-1:

“Spread Supplement Account” means the account designated as such, established and maintained pursuant to Section 2.3(u) of the Administration Agreement.

“Spread Supplement Account Initial Deposit” shall mean $16,100,000.

Section 4. Amendments to the Administration Agreement.

(a) Section 2.1. Section 2.1 of the Administration Agreement is amended by deleting “and” at the end of clause (ii), by replacing the period at the end of clause (jj) with “; and”, and by adding a new clause (kk) to read as follows:

(kk) calculating any amounts to be withdrawn from the Spread Supplement Account.

(b) Section 2.3(a). (i) The introductory language of Section 2.3(a) of the Administration Agreement is amended in its entirety to read as follows:

(a) On the Closing Date and at such other times as specified herein (including, with respect to the Borrower Benefit Account, on the Amendment No. 1 Effective Date and, with respect to the Spread Supplement Account, on the Initial Reset Date), the Administrator shall establish the following Eligible Deposit Accounts as more fully described below:

(ii) Section 2.3(a) of the Administration Agreement is further amended by deleting “and” at the end of clause (xiv), by replacing the period at the end of clause (xv) with “; and”, and by adding a new clause (xvi) as follows:

(xvi) a “Spread Supplement Account.”

(c) Section 2.3(b). Section 2.3(b) of the Administration Agreement is amended in its entirety to read as follows:

(b) Funds on deposit in each account specified in Section 2.3(a) above (collectively, the “Trust Accounts”) (other than any Euro Account, Pounds Sterling Account or Other Currency Account) shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments (including Eligible Investments of the Indenture Trustee) pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; provided, that (i) on or before the Business Day preceding each Distribution Date (or on or before that Distribution Date in the case of amounts in money market accounts), all interest and other Investment Earnings on funds on deposit in each Trust Account (other than in any Euro Account, Pounds Sterling Account, Other Currency Account, the Borrower Benefit Account or the Spread Supplement Account) shall be deposited into the Collection Account and shall be included in Available Funds for such Distribution Date; (ii) all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Borrower Benefit Account shall be retained therein until withdrawn pursuant to Section 2.10(n) of this Agreement; and (iii) all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Spread Supplement Account shall be retained therein until withdrawn pursuant to Section 2.10(o) of this Agreement. Other than as described in the following proviso or as otherwise permitted by the Rating Agencies, funds on deposit in the Trust Accounts (other than any Euro Account, Pounds Sterling Account or Other Currency Account) shall only be invested in

Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Monthly Servicing Payment Date (to the extent necessary to pay the Primary Servicing Fee payable on such date) or the following Distribution Date (or on or before that Distribution Date or Monthly Servicing Payment Date in the case of amounts in money market accounts); provided, that funds on deposit in the Supplemental Purchase Account, if invested, shall be invested only in Eligible Investments that are scheduled to mature (or with respect to Eligible Investments under clause (g) of the definition of “Eligible Investments” are expected to mature) on or before the end of the Supplemental Purchase Period; provided, that all funds on deposit in the Add-On Consolidation Loan Account shall be invested only in Eligible Investments that are demand deposits or are overnight investments; provided, further, that funds on deposit in the Spread Supplement Account shall not be invested in any securities whose interest rate is subject to periodic reset via an auction procedure. Funds deposited in a Trust Account on a Business Day which immediately precedes a Monthly Servicing Payment Date or Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight; provided, further, that only funds on deposit in any Accumulation Account may be invested in the Eligible Investments specified in clause (h) of the definition of “Eligible Investments.”

(d) Section 2.3(t). Section 2.3(t) of the Administration Agreement is amended in its entirety to read as follows:

(t) On the Amendment No. 1 Effective Date, the Administrator, for the benefit of the Noteholders and the Trust, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Borrower Benefit Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer. The Borrower Benefit Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Deutsche Bank Trust Company Americas. On each date when the Issuer receives any prepayment of amounts to offset deficiencies due to anticipated Borrower Benefit Yield Reductions pursuant to Section 3.12A of the Servicing Agreement, the Administrator shall cause the Issuer to deposit such sums into the Borrower Benefit Account.

(e) Section 2.3(u). A new Section 2.3(u) is added to the Administration Agreement to read as follows:

(u) On the Initial Reset Date the Administrator, for the benefit of the Class A-5B Noteholders and the Trust, shall establish and maintain, in the name of the Indenture Trustee, an Eligible Deposit Account (the “Spread Supplement Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuer and the Class A-5B Noteholders. The Spread Supplement Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Deutsche Bank Trust Company Americas. On the Initial Reset Date the Administrator shall cause SLM Corporation or one of its Affiliates to deposit the Spread Supplement Account Initial Deposit into the Spread Supplement Account.

(f) Section 2.7(a). Section 2.7(a) of the Administration Agreement is amended by deleting “and” at the end of clause (ix), by replacing the period at the end of clause (x) with “; and”, and by adding a new clause (xi), to read as follows:

(xi) calculate the amount required to be transferred from the Spread Supplement Account for payment of additional interest to the Class A-5B Noteholders and the amount to be transferred from the Spread Supplement Account for payment of Investment Earnings, if any, on amounts on deposit in the Spread Supplement Account to the Excess Distribution Certificateholder on or before the second Business Day immediately preceding each Distribution Date.

(g) Section 2.7(c). The first paragraph of Section 2.7(c) of the Administration Agreement is amended in its entirety to read as follows:

(c) Subject to the provisions of Section 2.4(b), the Administrator shall instruct the Indenture Trustee in writing no later than one Business Day preceding each Distribution Date (based on the information contained in the Administrator’s Certificate and the related Servicer’s Report delivered pursuant to Sections 3.1(a) and 3.1(c) below) to make the deposits and distributions set forth below in Section 2.8, on that Distribution Date, including allocations of principal to the Accumulation Account for the Reset Rate Notes when the Reset Rate Notes are structured not to receive a payment of principal until the end of the related Reset Period, together with such other amounts then payable pursuant to Section 2.8, to the Persons or to the account specified below by 1:00 p.m. (New York time) on such Distribution Date (to the extent that funds are not required to be distributed pursuant to Section 5.4(b) of the Indenture). These deposits and distributions will be made to the extent of the amount of Available Funds for that Distribution Date in the Collection Account including amounts transferred from the Reserve Account pursuant to Section 2.9, and through the Distribution Date in October 2006, amounts transferred from the Capitalized Interest Account pursuant to Section 2.10(a) with respect to clauses 2.8(d)(1), (d)(2) and (e) below, as applicable, amounts on deposit in, or transferred from, the Remarketing Fee Account, any Supplemental Interest Account, any Accumulation Account, any Investment Premium Purchase Account, any Investment Reserve Account, the Supplemental Purchase Account, the Pre-Funding Account, the Add-On

Consolidation Loan Account or any Supplemental Interest Account and amounts transferred from the Borrower Benefit Account pursuant to Section 2.10(n) below. Notwithstanding the foregoing, payments of interest to the Class A-5B Noteholders made from Available Funds shall be limited to an annual interest rate equal to Three-Month LIBOR plus 0.75%, and all amounts of interest in excess thereof that are due and owing to the Class A-5B Noteholders shall be paid to the Class A-5B Noteholders from funds transferred from the Spread Supplement Account (to the extent sufficient sums are on deposit therein). The amount of Available Funds in the Collection Account for each Distribution Date will be distributed or allocated pursuant to the priority of distributions set forth under Section 2.8 below. The Indenture Trustee shall comply with such instructions received by the Administrator.

(h) Section 2.8(d)(1). Clause (1) of Section 2.8(d) of the Administration Agreement is amended in its entirety to read as follows:

(1) to the Class A Noteholders (other than Reset Rate Noteholders if a Swap Agreement with respect to interest payments to be made to the Reset Rate Noteholders is then in effect), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount; provided, however, that so long as the Class A-5B Notes are outstanding and until the Class A-5B Maturity Date, quarterly payments of interest to the Class A-5B Noteholders from Available Funds shall be limited to an annual interest rate equal to Three-Month LIBOR plus 0.75%, and all amounts of interest in excess thereof that are due and owing will be paid directly to the Class A-5B Noteholders from funds on deposit in the Spread Supplement Account (to the extent sufficient sums are on deposit therein);

(i) Section 2.10. The introductory language of Section 2.10 of the Administration Agreement is amended in its entirety to read as follows:

The Administrator will instruct the Indenture Trustee to (1) withdraw all Investment Earnings, if any, on deposit in (x) each existing Trust Account, other than any Accumulation Account, the Borrower Benefit Account or the Spread Supplement Account, on each Distribution Date and (y) any Accumulation Account on each Distribution Date, but only to the extent funds are received by the Trust with respect thereto, (2) deposit such amounts into the Collection Account and (3) include such amounts as Available Funds for that Distribution Date. The Administrator will not instruct the Indenture Trustee to withdraw Investment Earnings, if any, on deposit in the Borrower Benefit Account until amounts are to be withdrawn from that account pursuant to Section 2.10(n) of this Agreement. The Administrator will instruct the Indenture Trustee to withdraw Investment Earnings, if any, on deposit in the Spread Supplement Account on each Distribution Date and pay such amounts directly to the Excess Distribution Certificateholder pursuant to Section 2.10(o) of this Agreement.

(j) Section 2.10(n). The introductory language of Section 2.10(n) of the Administration Agreement is amended in its entirety to read as follows:

(n) Borrower Benefit Account. On the Amendment No. 1 Effective Date, the Issuer shall (or shall cause the Administrator on its behalf to) deposit the Borrower Benefit Account Initial Deposit, if any, into the Borrower Benefit Account.

(k) Section 2.10(o) A new Section 2.10(o) is added to the Administration Agreement to read as follows:

(o) Spread Supplement Account. On the Initial Reset Date, the Issuer shall (or shall cause the Administrator on its behalf to) deposit the Spread Supplement Account Initial Deposit into the Spread Supplement Account. Other than the Spread Supplement Account Initial Deposit, neither the Issuer nor any Affiliate thereof shall have any obligation to deposit any additional amounts into the Spread Supplement Account on future dates.

(i) The Administrator shall instruct the Indenture Trustee, in writing, to withdraw amounts on deposit in the Spread Supplement Account on each Distribution Date (to the extent sufficient sums are on deposit therein) and utilize such amounts to pay directly to the Class A-5B Noteholders all amounts of interest due and owing to the Class A-5B Noteholders in excess of an annual interest rate equal to Three-Month LIBOR plus 0.75%.

(ii) Upon the payment in full of all outstanding amounts with respect to interest on the Class A-5B Notes, the Administrator shall instruct the Indenture Trustee, in writing, to withdraw any remaining funds on deposit in the Spread Supplement Account on the related Distribution Date and pay all such amounts directly to the Excess Distribution Certificateholder.

(iii) The Administrator will instruct the Indenture Trustee, in writing, to withdraw all Investment Earnings on deposit in the Spread Supplement Account on each Distribution Date and to distribute such amounts to the Excess Distribution Certificateholder.

(iv) Except as set forth in this Section 2.10(o), amounts on deposit in the Spread Supplement Account may not be utilized for any other purposes.

(l) Section 2.11(n) Clause (n) of Section 2.11 of the Administration Agreement is amended in its entirety to read as follows:

(n) the respective balances of the Reserve Account, the Capitalized Interest Account, the Borrower Benefit Account and the Spread Supplement Account, if any, on such Distribution Date, after giving effect to changes therein on such Distribution Date;

SECTION 5. Supplemental Indenture.

(a) Sub-Clause (g) of the Granting Clause. Sub-clause (g) of the Granting Clause of the Indenture is amended in its entirety to read as follows:

(g) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, the Capitalized Interest Account Initial Deposit, the Supplemental Purchase Account Initial Deposit, the Pre-Funding Account Initial Deposit, the Add-On Consolidation Loan Account Initial Deposit, the Collection Account Initial Deposit, the Borrower Benefit Account Initial Deposit, if any, and the Spread Supplement Account Initial Deposit and all investments and proceeds thereof (including all income thereon);

(b) Section 3.3. The first paragraph of Section 3.3 of the Indenture is amended in its entirety to read as follows:

As provided in Sections 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes or any Swap Agreement that are to be made from amounts distributed from the Collection Account or the Spread Supplement Account, or deposited into the Collection Account from the Supplemental Purchase Account, the Pre-Funding Account, the Add-On Consolidation Loan Account, the Capitalized Interest Account, the Reserve Account or the Borrower Benefit Account, pursuant to Sections 2.7 and 2.8 of the Administration Agreement, shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so distributed from the Collection Account or the Spread Supplement Account for payments to Noteholders or any Swap Counterparty shall be paid over to the Issuer except as provided in this Section.

(c) Section 5.4(b). Sub-Clause FIFTH: A. of Section 5.4(b) of the Indenture is amended in its entirety to read as follows:

A: to the Class A Noteholders (other than the noteholders of the Reset Rate Notes if a Swap Agreement with respect to interest payments to be made to such noteholders is then in effect), for amounts due and unpaid on the Class A Notes for interest at the applicable Note Rate, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for such interest; provided, however, that so long as the Class A-5B Notes are outstanding and until the Class A-5B Maturity Date, payments of interest to the Class A-5B Noteholders at the Class A-5B Rate due at this FIFTH priority shall be limited to an annual interest rate equal to Three-Month LIBOR plus 0.75%, and all amounts of interest in excess thereof that are due and owing will be paid directly to the Class A-5B Noteholders from funds on deposit in the Spread Supplement Account (to the extent sufficient sums are on deposit therein);

(d) Section 8.2(a). Section 8.2(a) of the Indenture is amended in its entirety to read as follows:

(a) On or prior to the Closing Date (or in the case of the Borrower Benefit Account, the Amendment No. 1 Effective Date and in the case of the Spread Supplement Account, the Initial Reset Date), the Issuer shall cause the Administrator to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Excess Distribution Certificateholder, any Swap Counterparty and the Trust, the Trust Accounts as provided in Section 2.3 of the Administration Agreement.

(e) Section 8.2(j). A new Section 8.2(j) is added to the Indenture to read as follows:

(j) On or before the Business Day immediately preceding each Distribution Date, the Indenture Trustee shall withdraw funds from the Spread Supplement Account and pay such amounts directly to the Class A-5B Noteholders and the Excess Distribution Certificateholder as directed by the Administrator pursuant to the introductory paragraph of Section 2.10 and Section 2.10(o) of the Administration Agreement.

(f) Section 8.3(a). Section 8.3(a) of the Indenture is amended in its entirety to read as follows:

(a) So long as no Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order, subject to the provisions of Section 2.3(b) of the Administration Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts (other than the Borrower Benefit Account and the Spread Supplement Account) shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such Trust Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any written direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

SECTION 6. Effect of Amendment.

On July 25, 2008 (the “Initial Reset Date”), each Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties hereto shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of each Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, each Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 7. Governing Law.

THE TERMS OF THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 9. Separate Counterparts.

This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10. Limitation of Liability.

(a) Notwithstanding anything contained herein to the contrary, this Amendment has been signed by The Bank of New York Mellon Trust Company, National Association, formerly known as The Bank of New York Trust Company, N.A., not in its individual capacity but solely as successor Eligible Lender Trustee, and in no event shall The Bank of New York Mellon Trust Company, National Association, formerly known as The Bank of New York Trust Company, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment No. 2 to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

SALLIE MAE, INC.,
as Administrator

By:	/s/ J. Lance Franke
Name: J. Lance Franke
Title: Executive Vice President

SALLIE MAE, INC.,
as Servicer

By:	/s/ J. Lance Franke
Name: J. Lance Franke
Title: Executive Vice President

SLM FUNDING LLC,
as Depositor

By:	/s/ Mark L. Heleen
Name: Mark L. Heleen
Title: Vice President

SLM STUDENT LOAN TRUST 2005-6

By: THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, formerly known as The Bank of New York Trust Company, N.A., not in its individual capacity but solely as successor Eligible Lender Trustee

By:	/s/ Michael G. Ruppel
Name: Michael G. Ruppel
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, formerly known as The Bank of New York Trust Company, N.A., not in its individual capacity but solely as successor Eligible Lender Trustee

By:	/s/ Michael G. Ruppel
Name: Michael G. Ruppel
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Michele HY Voon
Name: Michele HY Voon
Title: Attorney-in-fact

By:	/s/ Dorit Ritter-Haddad
Name: Dorit Ritter-Haddad
Title: Attorney-in-fact